Exhibit 99.1

NextDecade Announces Appointment of Brent Wahl as Chief Financial Officer

HOUSTON (BUSINESS WIRE) -- January 20, 2021 -- NextDecade Corporation (NextDecade or the Company) (NASDAQ: NEXT) today announced that the Board of Directors has appointed Brent E. Wahl as Chief Financial Officer effective February 1, 2021. Mr. Wahl has served as the Company’s Senior Vice President, Finance, since June 17, 2019.

Mr. Wahl will replace Benjamin A. Atkins, who has notified the Company of his intention to resign his position as Chief Financial Officer for personal reasons. Mr. Atkins will continue to be employed by the Company until February 1, 2021, to ensure a seamless transition of the role to Mr. Wahl.

“I join my fellow employees and Directors in congratulating Brent on his appointment as CFO,” said Matt Schatzman, NextDecade’s Chairman and Chief Executive Officer. “Brent has made considerable contributions to NextDecade since joining the Company in 2019, and I know he will be an outstanding CFO that will help us to achieve a final investment decision at Rio Grande LNG in 2021.”

“On behalf of our employees and the Board, I also want to thank Ben for his years of dedicated service to NextDecade,” continued Schatzman. “Ben’s financial acumen and steady leadership have benefited the Company greatly, and we wish him well.”

Prior to joining NextDecade, Mr. Wahl was a Senior Managing Director and Head of Midstream Investment Banking for North America at Macquarie. Mr. Wahl has more than 20 years of experience in the energy industry, having also worked at J.P. Morgan and Bank of America. During his career, Mr. Wahl has participated in more than $50 billion of financings and more than $100 billion of announced M&A transactions. Mr. Wahl holds a Bachelor’s Degree in Economics from the University of Western Ontario and a Master’s Degree in Business Administration from the Richard Ivey School of Business at the University of Western Ontario.

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About NextDecade Corporation

NextDecade Corporation (NextDecade) is a liquefied natural gas (LNG) development company focused on LNG export projects. NextDecade is developing the largest LNG export solution linking Permian Basin and Eagle Ford Shale natural gas to the global LNG market, creating value for producers, customers, and stockholders. Its portfolio of LNG projects includes the 27 mtpa Rio Grande LNG export facility in the Port of Brownsville, Texas. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, visit www.next-decade.com.

Contact

Patrick Hughes

phughes@next-decade.com

+1 (832) 209-8131

NextDecade Forward-Looking Information

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on NextDecade’s current assumptions, expectations, and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about progress in the development of NextDecade’s LNG liquefaction and export projects and the timing of that progress; NextDecade’s final investment decision (“FID”) in the construction and operation of a LNG terminal at the Port of Brownsville in southern Texas (the “Terminal”) and the timing of that decision; the successful completion of the Terminal by third-party contractors and an approximately 137-mile pipeline to supply gas to the Terminal being developed by a third-party; NextDecade’s ability to secure additional debt and equity financing in the future to complete the Terminal; the accuracy of estimated costs for the Terminal; statements that the Terminal, when completed, will have certain characteristics, including amounts of liquefaction capacities; the development risks, operational hazards, regulatory approvals applicable to the Terminal’s and the third-party pipeline's construction and operations activities; NextDecade’s anticipated competitive advantage and technological innovation which may render its anticipated competitive advantage obsolete; the global demand for and price of natural gas (versus the price of imported LNG); the availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities; the 2019 novel coronavirus pandemic and its impact on NextDecade’s business and operating results, including any disruptions in NextDecade’s operations or development of the Terminal and the health and safety of NextDecade’s employees, and on NextDecade’s customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade’s ability to maintain the listing of its securities on a securities exchange or quotation medium; changes adversely affecting the business in which NextDecade is engaged; management of growth; general economic conditions; NextDecade’s ability to generate cash; compliance with environmental laws and regulations; the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s Annual Report on Form 10-K for the year ended December 31, 2019 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference.

Additionally, any development of the Terminal remains contingent upon completing required commercial agreements, acquiring all necessary permits and approval, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.